UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULED 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Soliciting Material Pursuant to §240.14a-12

Chicago Mercantile Exchange Holdings Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following communication was sent to Class B-1 shareholders on March 29, 2007:

Kathleen M. Cronin, Esq.

Managing Director, General Counsel and Corporate Secretary

March 29, 2007

To: Our Class B-1 Shareholders

Re: Class B-1 Director Nominees

We regretfully inform you of the passing of Robert O. Kabat, Sr. Mr. Kabat was a nominee for Class B-1 Director for election at our 2007 Annual Meeting of Shareholders. In accordance with our articles of incorporation, in the event Mr. Kabat were to receive the highest number of “FOR” votes in the election, the vacancy as a result of his passing would be filled by the nominee receiving the next highest number of votes in the election. The other two nominees for Class B-1 Director are David G. Hill and William G. Salatich, Jr.

Very truly yours,

Kathleen M. Cronin

Corporate Secretary

cc: Board of Directors

*****

Chicago Mercantile Exchange Holdings Inc. has filed with the Securities and Exchange Commission and mailed a proxy statement to our shareholders containing information about the company and certain proposals to be presented to a vote of shareholders at its 2007 Annual Meeting. Shareholders of Chicago Mercantile Exchange Holdings Inc. should read the proxy statement carefully because it contains important information about the proposals to be considered at the Annual Meeting, the persons soliciting proxies related to the proposals, their interests in the proposals and related matters.

Shareholders can obtain free copies of the proxy statement by contacting the Shareholder Relations and Membership Services Department, Chicago Mercantile Exchange Holdings Inc., 20 South Wacker Drive, Chicago, Illinois 60606. Shareholders will be able to obtain free copies of the proxy statement filed by Chicago Mercantile Exchange Holdings Inc. with the Securities and Exchange Commission in connection with the Annual Meeting at the Securities and Exchange Commission’s Web site at www.sec.gov. In addition to the proxy statement, Chicago Mercantile Exchange Holdings Inc. files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which are also available at the Securities and Exchange Commission’s Web site at www.sec.gov.

Chicago Mercantile Exchange Holdings Inc. and its directors, executive officers and certain members of management and other employees may be deemed to be participants in the solicitation of proxies of Chicago Mercantile Exchange Holdings Inc.’s shareholders to approve the proposals. These individuals may have interests in the proposals. A detailed list of the names, affiliations and interests of the participants in the solicitation will be contained in the proxy statement.